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Exhibit 99.1

        LETTER OF TRANSMITTAL TO TENDER

RENT-A-CENTER, INC.

OFFER TO EXCHANGE
$250,000,000 OUTSTANDING
4.75% SENIOR NOTES DUE 2021
AND SUBSIDIARY GUARANTEES OF THE
4.75% SENIOR NOTES DUE 2021
FOR
$250,000,000 REGISTERED
4.75% SENIOR NOTES DUE 2021
AND SUBSIDIARY GUARANTEES OF THE
4.75% SENIOR NOTES DUE 2021

PURSUANT TO THE PROSPECTUS DATED                        , 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2013 UNLESS THE OFFER IS EXTENDED

The exchange agent for the exchange offer is:

The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
480 Washington Boulevard, 27th Floor
Jersey City, New Jersey 07310
Attention:

        If you wish to exchange outstanding 4.75% Senior Notes due 2021 for an equal aggregate principal amount of registered 4.75% Senior Notes due 2021 pursuant to the exchange offer, you must validly tender (and not withdraw) outstanding notes to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

        We refer you to the Prospectus, dated                        , 2013 (the "Prospectus"), of Rent-A-Center, Inc. (the "Issuer") and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Issuer's offer (the "Exchange Offer") to exchange its 4.75% Senior Notes due 2021 (the "exchange notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 4.75% Senior Notes due 2021 (the "outstanding notes"). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

        The Issuer reserves the right, at any time, or from time to time, to extend the Exchange Offer at its discretion, in which event the term "expiration date" shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the exchange agent, and make a public announcement, of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        This Letter of Transmittal is to be used by holders of the outstanding notes. Tender of the outstanding notes is to be made according to the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent's DTC account. DTC will then send a computer-generated message, known as an "agent's message," to the Exchange Agent for its acceptance. For you to validly tender your outstanding notes in the Exchange Offer, prior to the Expiration Date the exchange agent must receive an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to exchange your outstanding notes, and

  •
  you agree to be bound by the terms of this Letter of Transmittal.

        BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        1.     By tendering outstanding notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

        2.     By tendering outstanding notes in the Exchange Offer, you represent and warrant that you have full authority to tender the outstanding notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of the outstanding notes.

        3.     You understand that the tender of the outstanding notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

        4.     By tendering the outstanding notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the SEC, including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the exchange notes issued in exchange for the outstanding notes pursuant to the Exchange Offer may be offered for resale, resold, and otherwise transferred by holders thereof without compliance with the registration and prospectus-delivery provisions of the Securities Act (other than a broker-dealer who purchased outstanding notes in exchange for such exchange notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such exchange notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have not made any arrangement with any other person to participate in, the distribution of such exchange notes.

        5.     By tendering outstanding notes in the Exchange Offer, you hereby represent and warrant that:

          a.     the exchange notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business;

          b.     you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution of exchange notes within the meaning of the Securities Act;

          c.     you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer, or if you are an "affiliate," you will comply with the registration and prospectus-delivery requirements of the Securities Act to the extent applicable; and

          d.     if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus (as required by law) in connection with any resale of such exchange notes.

        6.     If you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering outstanding notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such exchange notes; however, by so acknowledging and by delivery a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

        7.     If you are a broker-dealer and the outstanding notes held for your own account were not acquired as a result of market-making or other trading activities, such outstanding notes cannot be exchanged pursuant to the Exchange Offer.

        8.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy, and legal and personal representatives.

 INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER

1.
Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the exchange agent's account at DTC of outstanding notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as agent's message and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.
Partial Tenders.

        Tenders of outstanding notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of outstanding notes delivered to the exchange agent will be deemed to have been tendered unless otherwise communicated to the exchange agent. If the entire principal amount of all outstanding notes is not tendered, then outstanding notes for the principal amount of outstanding notes not tendered and exchange notes issued in exchange for any outstanding notes accepted will be delivered to the holder via the facilities of DTC promptly after the outstanding notes are accepted for exchange.

3.
Validity of Tenders.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered outstanding notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any outstanding notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither the Issuer, the exchange agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that the Issuer determines are not properly tendered or the tender of which is otherwise rejected by the Issuer, and as to which the defects or irregularities have not been cured or waived, will be returned by the exchange agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, promptly following the expiration date.

4.
Waiver of Conditions.

        The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.
No Conditional Tender.

        No alternative, conditional, irregular, or contingent tender of outstanding notes will be accepted.

6.
Request for Assistance or Additional Copies.

        Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the exchange agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

7.
Withdrawal.

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "The Exchange Offer—Withdrawal of Tenders."

8.
No Guarantee of Late Delivery.

        There is no procedure for guarantee of late delivery in the Exchange Offer.

        IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

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  Exhibit 99.1
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER